UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:

(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On October 23, 2014, Starwood Property Trust, Inc. (the “Company”), Starwood Property Mortgage Sub-2, L.L.C. (“SPM Sub-2”) and Starwood Property Mortgage Sub-2-A, L.L.C. (“SPM Sub-2-A”), each, an indirect wholly-owned subsidiary of the Company, and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a Third Amended and Restated Master Repurchase and Securities Contract (the “Third Wells Repurchase Agreement”; and the financing facility provided thereunder, the “Third Wells Repurchase Facility”), among SPM Sub-2, SPM Sub-2-A and Wells Fargo, which amended and restated the Second Amended and Restated Master Repurchase and Securities Contract among the parties, dated January 27, 2014. The Third Wells Repurchase Agreement amended the terms of the Third Wells Repurchase Facility as described below.  The Third Wells Repurchase Agreement increased the maximum financings available under the Third Wells Repurchase Facility from $1 billion to $1.25 billion.  Advances under the Third Wells Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of one-month LIBOR plus a margin of between 1.85% and 5.25% depending on the type of asset being financed. The Company also delivered a Third Amended and Restated Guarantee and Security Agreement (the “Third Wells Repurchase Guarantee”), which amended and restated the Second Amended and Restated Guarantee and Security Agreement dated January 27, 2014, from the Company to Wells Fargo, and pursuant to which the Company continues to guarantee certain of the obligations of SPM Sub-2 and SPM Sub-2-A under the Third Wells Repurchase Agreement up to a maximum liability of 25% of the then-currently outstanding repurchase price of CMBS Assets, and either 25% or 100% of the then-currently outstanding repurchase price of Non-CMBS Assets, depending upon the type of Non-CMBS Asset being financed.

Pursuant to the Third Wells Repurchase Agreement and the Third Wells Repurchase Guarantee, the Company and Wells Fargo amended the following financial covenants applicable to the Company: (i) the liquidity covenant was amended to require that cash liquidity not be less than $50 million and total liquidity not be less than $125 million; and (ii) the tangible net worth covenant was amended to require that tangible net worth not be less than the sum of $2,697,000,000 plus (x) seventy-five percent (75%) of the net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by the Company in connection with such issuance or sale) received by the Company from the issuance or sale of capital stock (other than capital stock constituting convertible debt securities) occurring after October 23, 2014, plus (y) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption) on the balance sheet of the Company resulting from the settlement, conversion or repayment of any convertible debt securities occurring after October 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2014	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel